Exhibit 99.1

NEXSTAR MEDIA GROUP, INC., CLOSES ACQUISITION OF TEGNA INC.

Company Receives Approval of Transaction from Federal Communications Commission and U.S. Department of Justice

IRVING, TX (Mar. 19, 2026) — Nexstar Media Group, Inc. (Nasdaq: NXST), today announced that it has closed its acquisition of TEGNA Inc. following approval of the transaction from the Federal Communications Commission (FCC) and the United States Department of Justice (DOJ).

Nexstar’s Founder, Chairman, and Chief Executive Officer, Perry Sook commented: “This transaction is essential to sustaining strong local journalism in the communities we serve. By bringing these two outstanding companies together, Nexstar will be a stronger, more dynamic enterprise—better positioned to deliver exceptional journalism and local programming with enhanced assets, capabilities, and talent. We are grateful to President Trump, Chairman Carr, and the DOJ for recognizing the dynamic forces shaping the media landscape and enabling this transaction to move forward.”

About Nexstar Media Group:

Nexstar Media Group, Inc. (NASDAQ: NXST), is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms.

Investor Contacts:

Lee Ann Gliha

Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP/Chief Communications Officer

Nexstar Media Group, Inc.

972/373-8800 or gweitman@nexstar.tv